Exhibit 32.1

Certifications of Co-Presidents and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of 5C Lending Partners Corp. (the “Company”) for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Koester and Thomas Connolly, as the Co-Presidents of the Company and Jason Roos, as the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Koester
Name:	Michael Koester
Title:	Co-President (Co- Principal Executive Officer)
Date:	November 7, 2024

/s/ Thomas Connolly
Name:	Thomas Connolly
Title:	Co-President (Co-Principal Executive Officer)
Date:	November 7, 2024

/s/ Jason Roos
Name:	Jason Roos
Title:	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Date:	November 7, 2024

A signed original of this written statement as required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.